AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 10, 2002
                              REGISTRATION NO. 333-
                                                   --------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------


                              DCH TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                 2810             84-1349374
-------------------------------   --------------------    ----------
(State or Other Jurisdiction of   (Primary Standard       (I.R.S. Employer
Incorporation or Organization)    Industrial              Identification Number)
                                  Classification Code)

                            24832 AVENUE ROCKEFELLER
                           VALENCIA, CALIFORNIA 91355
                                 (661) 775-8120
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)

                  DCH TECHNOLOGY, INC. 2001  STOCK OPTION PLAN

                                  JOHN DONOHUE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              DCH TECHNOLOGY, INC.
                            24832 AVENUE ROCKEFELLER
                           VALENCIA, CALIFORNIA 91355
                                 (661) 775-8120
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                             -----------------------

                                    COPY TO:
                             CATHRYN S. GAWNE, ESQ.
                            SILICON VALLEY LAW GROUP
                        152 NORTH THIRD STREET, SUITE 900
                           SAN JOSE, CALIFORNIA 95112
                            Telephone: (408) 286-6100
                           Telecopier: (408) 286-1400

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                              CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------
                                                          PROPOSED
                                          PROPOSED        MAXIMUM
                                           MAXIMUM        AGGREGATE     AMOUNT OF
TITLE OF SECURITIES    AMOUNT TO BE    OFFERING PRICE     OFFERING      REGISTRATION
TO BE REGISTERED        REGISTERED       PER UNIT (1)     PRICE         FEE
-------------------  ----------------  ---------------  --------------  -------------
COMMON STOCK,
 $.01 PAR VALUE      5,000,000 SHARES  $          0.33  $ 1,650,000.00  $      151.80

TOTAL                5,000,000 SHARES  $          0.33  $ 1,650,000.00  $      151.80
-------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 (h).

                              --------------------
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.


                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

     (a) The Registrant's latest annual report filed on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The description of the Registrant's Common Stock contained in the section of the Registrant's Registration Statement on Form S-3 as filed on December 1, 2000 entitled, "Description of Capital Stock."

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES


     Not  applicable.


ITEM 5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  applicable.


ITEM 6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Article V of our Bylaws requires us to indemnify, to the fullest extent allowed by applicable law, any person who serves or who has served at any time as a director or an officer of DCH, and any director or officer who, at the request of us, serves or at any time has served as a director or officer, employee, or agent of another corporation, or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against any and all liabilities and loss suffered and reasonable expenses incurred in connection with any claim, action, suit, or proceeding to which such director or officer is made a party, or which may be asserted against him, because he is or was a director or an officer.

     Section 145 of the Delaware General Corporations Law authorizes the indemnification of directors and officers against liability incurred by reason of being a director, officer, employee or agent and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Unless an action is brought by, or in the right of the corporation, this indemnification applies where the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification in criminal actions or proceedings is available where the officer or director had no reasonable cause to believe his conduct was unlawful.

     The above discussion of our Bylaws and the Delaware General Corporations Law is only a summary and is qualified in its entirety by the full text of each of the foregoing.


ITEM 7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.


ITEM 8.     EXHIBITS.


     The following Exhibits are filed as a part of this registration statement:


Exhibit Number    Description  of  Exhibit
--------------    ------------------------

4.1               Amended 2001 Stock Option Plan of the Registrant.

4.2 Form of Stock Option Agreement under the 2001 Stock Option Plan of the Registrant.

5.1               Opinion of Silicon Valley Law Group.

23.1              Consent of Silicon Valley Law Group (included in Exhibit 5.1).

23.2              Consent of Moss Adams LLP.

ITEM 9.     UNDERTAKINGS

     (a)     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section
15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Valencia, State of California, on May 10, 2002.

                                         DCH TECHNOLOGY, INC.

                                         By: /s/  JOHN  DONOHUE
                                             ---------------------------------
                                             John  Donohue
                                             President & Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                    DATE
------------------------------  ------------------------------  --------------


/s/ John T. Donohue             President and Chief              May 10, 2002
------------------------------  Executive Officer and Director
John T. Donohue


/s/ Ronald L. Ilsley            Vice President, Finance and      May 10, 2002
------------------------------  Chief Financial Officer
Ronald L. Ilsley
(principal accounting officer)


/s/ Dr. Johan Friedericy        Vice President,                  May 10, 2002
------------------------------  Chief Operating Officer
Dr. Johan (Hans) Friedericy     and Director

/s/ Daniel Teran                Director                         May 10, 2002
------------------------------
Daniel Teran


/s/ Robert S. Walker            Director and Chairman            May 10, 2002
------------------------------
Robert S. Walker

                                  EXHIBIT INDEX


Exhibit Number    Description  of  Exhibit
--------------    ------------------------

4.1               Amended 2001 Stock Option Plan of the Registrant.

4.2 Form of Stock Option Agreement under the 2001 Stock Option Plan of the Registrant.

5.1               Opinion of Silicon Valley Law Group.

23.1              Consent of Silicon Valley Law Group (included in Exhibit 5.1)

23.2              Consent of Moss Adams LLP